2010 LONG TERM INCENTIVE PLAN, AS AMENDED
AWARD AGREEMENT

AWARD AGREEMENT, dated as of May 16, 2017, among AllianceBernstein L.P. (“AB”), AllianceBernstein Holding L.P. (“AB Holding”) and DIRECTOR (“Participant”), a member of the Board of Directors (“Board”) of AllianceBernstein Corporation (“Corporation”), the general partner of AB and AB Holding.

WHEREAS, the Board, pursuant to AB’s 2010 Long Term Incentive Plan, as amended (“Plan”), a copy of which has been delivered to the Participant, has granted to the Participant an award (“Award”) consisting of the number of units representing assignments of beneficial ownership of limited partnership interests in AB Holding (“Units”) having an aggregate fair value of $150,000 based on the closing price of a Unit on May 16, 2017 as reported for New York Stock Exchange composite transactions (“May 16 Closing Price”), which Units are subject to certain restrictions described herein (“Restricted Units”); and

WHEREAS, the Board has authorized the execution and delivery of this Award Agreement;

NOW, THEREFORE, in accordance with the grant of the Award, and as a condition thereto, AB, AB Holding and the Participant agree as follows:

1.    Grant. Subject to and under the terms and conditions set forth in this Award Agreement and the Plan, the Board hereby awards the Participant the number of Restricted Units set forth in Section 1 of Schedule A, subject to the vesting schedule set forth in Section 2 of Schedule A. The Restricted Units shall be delivered to the Participant promptly after vesting.

2.    Account. AB shall establish an uncertificated account (“Account”) with AB’s transfer agent, currently Computershare Shareowner Services LLC, representing the Restricted Units or deposit the Restricted Units in a grantor trust maintained by AB generally for this purpose, in either case within a reasonable time after the Participant’s execution and delivery of this Award Agreement.

3.    Termination. (a) The If the Participant's service on the Board terminates for any reason other than the reason specified in Section 3(b) below, any unvested Restricted Units held by the Participant on the date of such termination shall vest immediately and be delivered to the Participant (or the Participant’s estate) promptly after the date of such termination.

(b) The Participant shall immediately forfeit any unvested Restricted Units awarded under this Award Agreement if the Participant’s service as a Director is terminated for Cause. “Cause” shall mean the Participant’s (1) continuing willful failure to perform the Participant’s duties as a Director (other than as a result of the Participant’s total or partial incapacity due to physical or mental illness), (2) gross negligence or malfeasance in the performance of the Participant’s duties,

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(3) a finding by a court or other governmental body with proper jurisdiction that an act or acts by the Participant constitutes (A) a felony under the laws of the United States or any state thereof, or (B) a violation of federal or state securities law, by reason of which finding the Board determines in good faith that the continued service of the Participant would be seriously detrimental to AB and its business, (4) in the absence of such a finding by a court or other governmental body with proper jurisdiction, such a determination in good faith by the Board by reason of such act or acts constituting such a felony, serious crime or violation, or (5) any breach by the Participant of any obligation of confidentiality.

4.    No Right to Continued Directorship. The granting of the Award shall not confer upon the Participant any right to continue to be retained as a Director, and shall not interfere in any way with the right of the sole stockholder of the Corporation to terminate the service of the Participant at any time for any reason.

5.    Non-Transferability. Except as otherwise provided in this Award Agreement, the Participant may not sell, assign, transfer, pledge or otherwise dispose of or encumber any of the Restricted Units, or any interest therein, until the Participant’s rights in such Units vest in accordance with this Award Agreement. Any purported sale, assignment, transfer, pledge or other disposition or encumbrance in violation of this Award Agreement will be void and of no effect.

6.    Payment of Withholding Tax. (a) In the event that AB or AB Holding determines that any federal, state or local tax or any other charge is required by law to be withheld with respect to the grant or delivery of the Restricted Units, the Participant shall, either directly or through a financial intermediary, promptly pay to AB, a subsidiary specified by AB, AB Holding or a subsidiary specified by AB Holding an amount equal to such withholding tax or charge, or (b) if the Participant does not promptly so pay the entire amount of such withholding tax or charge in accordance with such notice, or make arrangements satisfactory to AB and AB Holding regarding payment thereof, AB, any subsidiary of AB, AB Holding or any subsidiary of AB Holding may withhold the remaining amount thereof from any amount due the Participant from AB, its subsidiary, AB Holding or its subsidiary.

7.    Dilution and Other Adjustments. The existence of the Award shall not impair the right of AB, AB Holding or their respective partners to, among other things, conduct, make or effect any change in AB’s or AB Holding’s business, any distribution (whether in the form of cash, limited partnership interests, other securities, or other property), recapitalization (including, without limitation, any subdivision or combination of limited partnership interests), reorganization, consolidation, combination, repurchase or exchange of limited partnership interests or other securities of AB or AB Holding, issuance of warrants or other rights to purchase limited partnership interests or other securities of AB or AB Holding, or any incorporation of AB or AB Holding. In the event of such a change in the partnership interests of AB or AB Holding, the Board shall make such adjustments to the Award as it deems appropriate and equitable. In the event of incorporation of AB or AB Holding, the Board shall make such arrangements as it deems appropriate and equitable with respect to the Award for the Participant to receive stock in the resulting corporation in place of the Restricted Units. Any decision by the Board under this Section shall be final and binding upon the Participant.

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8.    Distributions on Unvested Units. AB Holding shall pay to the Participant cash distributions with respect to any unvested Restricted Units on the same basis as cash distributions are paid to holders of Units.

9.    Administrator. The Board shall be the Administrator.

10.    Governing Law. This Award Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

11.    Entire Agreement; Amendment. This Award Agreement supersedes any and all existing agreements between the Participant, AB and AB Holding relating to the Restricted Unit awards. It may not be amended except by a written agreement signed by both parties.

12.    Interpretation. The Participant accepts this Award subject to all the terms and provisions of the Plan, which shall control in the event of any conflict between any provision of the Plan and this Award Agreement, and accepts as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan and/or this Award Agreement.

13.    Notices. Any notice under this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of AB and AB Holding, to the Corporate Secretary or an Assistant Secretary at 1345 Avenue of the Americas, New York, New York 10105, or if AB should move its principal office, to such principal office, and, in the case of the Participant, to the Participant’s last permanent address as shown on AB's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

14.    Sections and Headings. All section references in this Award Agreement are to sections hereof for convenience of reference only and are not to affect the meaning of any provision of this Award Agreement.

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ALLIANCEBERNSTEIN L.P.

By:    /s/ Laurence E. Cranch
Laurence E. Cranch
General Counsel

ALLIANCEBERNSTEIN HOLDING L.P.

By:    /s/ Laurence E. Cranch
Laurence E. Cranch
General Counsel

DIRECTOR

SCHEDULE A

1.	7,059 Restricted Units have been awarded pursuant to this Award Agreement.

2.	Restrictions lapse with respect to the Units in accordance with the following schedule:

Percentage of Units
Vested on the
Date    Date Indicated

May 16, 2017     25.0%
May 16, 2018     50.0%
May 16, 2019     75.0%
May 16, 2020     100.0%